UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 7, 2005

SOUTHWESTERN ENERGY COMPANY

(Exact name of registrant as specified in its charter)

Arkansas

(State or other jurisdiction of incorporation)

1-08246	71-0205415
(Commission File Number)	(IRS Employer Identification No.)

2350 N. Sam Houston Pkwy. E., Suite 300, Houston, Texas	77032
(Address of principal executive offices)	(Zip Code)

(281) 618-4700

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

       ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

       ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

       ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

       ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1.  Registrant's Business and Operations.

Item 1.01  Entry into a Material Definitive Agreement

On December 7, 2005, the Compensation Committee of the Board of Directors of Southwestern Energy Company (the “Company”) approved the annual base salaries (effective as of January 1, 2006) of the Company's executive officers after a review of performance and competitive market data.  The annual base salaries of the Company’s current and prospective Named Executive Officers as of January 1, 2005 and 2006 are set forth in the table below.

In addition, effective December 7, 2005, the Compensation Committee amended the Company’s 2002 Performance Unit Plan to extend its expiration date to December 31, 2008 and to revise the vesting for performance units upon death, Disability (as defined in the amended 2002 Performance Unit Plan) and Retirement (as defined in the amended 2002 Performance Unit Plan) of a participant. In the event of a participant’s death, Disability (as defined in the amended 2002 Performance Unit Plan) or Retirement (as defined in the amended 2002 Performance Unit Plan), such participant’s performance units shall fully and immediately vest as of the actual date of death, Disability (as defined in the amended 2002 Performance Unit Plan) or Retirement (as defined in the amended 2002 Performance Unit Plan) and shall be payable in accordance with the provisions of the amended 2002 Performance Unit Plan and the related award agreement, provided that such participant’s employment has not been terminated for Cause (as defined in the amended 2002 Performance Unit Plan).  The amended 2002 Performance Unit Plan is attached hereto as an Exhibit 10.1 and is hereby incorporated by reference.  The grants of performance units to the Company’s current and prospective Named Executive Officers pursuant to the amended 2002 Performance Unit Plan are set forth in the table below.

On December 8, 2005, the Board of Directors prospectively revised the vesting for restricted stock and stock options granted to participants on and after such date under the 2004 Stock Incentive Plan upon death, Disability (as defined in the 2004 Stock Incentive Plan) and Retirement After Age 65 (as defined in the award agreements).  In the event of a participant’s death, Disability (as defined in the 2004 Stock Incentive Plan) or Retirement After Age 65 (as defined in the award agreements), as of the actual date of death, Disability or Retirement After Age 65, the restrictions on restricted stock will lapse, and stock options will fully vest and become immediately exercisable and shall remain exercisable for the remainder of its original term subject to the provisions of the 2004 Stock Incentive Plan and the award agreement, provided that a participant’s employment or service has not been terminated for Cause (as defined in the 2004 Stock Incentive Plan).  The forms of agreement under the 2004 Stock Incentive Plan for incentive stock option awards on or after December 8, 2005, restricted stock awards on or after December 8, 2005 and non-qualified stock option awards for non-employee directors on or after December 8, 2005 are attached hereto as Exhibits 10.2, 10.3 and 10.4, respectively, and are hereby incorporated by reference.  The restricted stock and stock option awards granted on December 8, 2005 to the Company’s current and prospective Named Executive Officers pursuant to such new agreements are set forth in the table below.

The following table sets forth the new annual base salaries, the incentive awards granted under the new agreements and the target annual incentive award and the maximum total annual incentive award (i.e., assuming attainment of the maximum performance objectives and the maximum discretionary amount) as a percentage of base salary for 2006 for each of the current and prospective Named Executive Officers:

				2005 Long-Term Incentives		Incentive Compensation Plan
		Salary		Restricted	Performance	2006	2006
	2005	2006	Options	Stock[1]	Units	Target	Max

Harold M. Korell	$460,000	$500,000	60,960	17,160	900	140%	210%
President, Chief Executive Officer and Chairman

Greg D. Kerley	$295,000	$310,000	23,710	6,670	350	100%	150%
Executive Vice President & Chief Financial Officer

Richard F. Lane	$295,000	$310,000	23,710	6,670	350	100%	150%
President – SEECO Inc. and Southwestern Energy Production Company
Executive Vice President, SWN

Mark K. Boling	$250,000	$275,000	16,930	4,770	250	75%	112.5%
Executive Vice President & General Counsel

Gene A. Hammons	$170,000	$220,000	13,550	3,810	200	75%	112.5%
President - Southwestern Midstream Services Company[2]

Alan N. Stewart	$215,000	$222,000	5,640	1,590	83	55%	82.5%
President – Arkansas Western Gas Company

1  Any executive officer who elects to currently recognize income for federal tax purposes with respect to such shares will also receive a cash “tax” bonus, calculated using such officer’s estimated tax rate, with appropriate adjustments to reflect the additional taxable income resulting from the tax bonus.

2  Mr. Hammons’s employment with the Company’s subsidiaries commenced as of July 1, 2005 and he is expected to be one of the Company’s Named Executive Officers in 2006.

On December 13, 2005, based upon the recommendation of the Nominating and Governance Committee, and with the approval of the Compensation Committee, the Board of Directors granted each of the Company’s non-employee directors (i) 2,750 non-qualified stock options, in accordance with the 2004 Stock Incentive Plan and the non-qualified stock option agreement adopted effective as of December 8, 2005, and (ii) 770 shares of restricted stock, in accordance with the 2004 Stock Incentive Plan and the restricted stock agreement adopted effective as of December 8, 2005, accompanied by a grant of a cash “tax” bonus.

Effective December 13, 2005, the Company approved a severance agreement with Gene Hammons, President of the Company’s subsidiary, Southwestern Midstream Services Company, that provides that if within three years after a “change in control” of the Company, the officer’s employment is terminated by the Company without cause, he is entitled to a payment equal to the product of 2.99 and his “base amount.”  “Base amount” is defined as base salary as of the executive’s termination date plus the maximum bonus opportunity available to the executive under the Incentive Compensation Plan.  In the event the Severance Agreement is triggered in 2006, the payout to Mr. Hammons would be $1,397,825.  In addition, he will be entitled to continued participation in certain insurance plans and fringe benefits from the date of the termination of employment until the earliest of (a) the expiration of three years, (b) death, or (c) the date he is afforded a comparable benefit at comparable cost by a subsequent employer. He will also be credited with three additional years of service for pension benefit purposes upon a “change in control.” The named executives are also entitled to the severance benefits described above if within three years after a “change in control” they voluntarily terminate employment with the Company for “good reason.” “Good reason” includes (i) a reduction in the employee’s employment status or responsibilities, (ii) a reduction in the employee’s base salary, (iii) a change in the employee’s principal work location, and (iv) certain adverse changes in the Company’s incentive or other benefit plans.  For purposes of the severance agreement, a “change in control” includes (i) the acquisition by any person (other than, in certain cases, an employee of the Company) of 15% or more of the Company’s voting securities, (ii) approval by the Company’s shareholders of an agreement to merge or consolidate the Company with another corporation (other than certain corporations controlled by or under common control with the Company), (iii) certain changes in the composition of the Board of Directors of the Company, (iv) any change in control which would be required to be reported to the shareholders of the Company in a proxy statement and (v) a determination by a majority of the Board of Directors that there has been a “change in control” or that there will be a “change in control” upon the occurrence of certain specified events and such events occur.  The foregoing summary is not intended to be complete and is qualified by reference to the Form of Executive Severance Agreement between Southwestern Energy Company and each of the Executive Officers of Southwestern Energy Company, effective February 17, 1999 filed as Exhibit 10.12 to the Company’s Annual Report on Form 10-K for the year ended December 31, 1998, which is hereby incorporated by reference herein.

SECTION 5.  Corporate Governance and Management.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b) On December 8, 2005, John Paul Hammerschmidt, a director of the Company, advised the Board of Directors that he would not stand for re-election upon the expiration of his term in 2006.

(c)  On December 8, 2005, the Board of Directors elected Richard F. Lane, age 48, to the position of Executive Vice President of the Company in connection with his promotion from Executive Vice President to President of the Company’s subsidiaries, SEECO, Inc. and Southwestern Energy Production Company.  By virtue of his former positions with the Company’s subsidiaries, the information regarding Mr. Lane required by Items 401 (b), (d) and (e) of Regulation S-K is included in Part I, Item 4 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004 and is hereby incorporated by reference.  A copy of the press release issued on December 13, 2005 announcing the promotion of Mr. Lane and two other operational executives of the Company’s subsidiaries is attached as Exhibit 99.1 hereto.

SECTION 9.  Financial Statements and Exhibits.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

The following are filed as exhibits to this report:

10.1	Southwestern Energy Company 2002 Performance Unit Plan, as amended effective December 7, 2005.
10.2	Form of Incentive Stock Option Agreement for awards on or after December 8, 2005.
10.3	Form of Restricted Stock Agreement for awards on or after December 8, 2005.
10.4	Form of Non-Qualified Stock Option Agreement for non-employee directors for awards on or after December 8, 2005.
99.1	Press Release Announcing Promotion of Operational Executives dated December 13, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWESTERN ENERGY COMPANY

Dated: December 13, 2005	By:	/s/ GREG D. KERLEY
	Name:	Greg D. Kerley
	Title:	Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Southwestern Energy Company 2002 Performance Unit Plan, as amended effective December 7, 2005.
10.2	Form of Incentive Stock Option Agreement for awards on or after December 8, 2005.
10.3	Form of Restricted Stock Agreement for awards on or after December 8, 2005.
10.4	Form of Non-Qualified Stock Option Agreement for non-employee directors for awards on or after December 8, 2005.
99.1	Press Release Announcing Promotion of Operational Executives dated December 13, 2005.